EXHIBIT 10.69

                            AIRCRAFT SALES AGREEMENT

THIS AIRCRAFT SALES AGREEMENT (the "AGREEMENT") is made and entered into as of this 1st day of October, 2004, by and between Nelnet Corporate Services, Inc., 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, and Union Financial Services, Inc. (herein collectively referred to as "Purchaser"), and Mobek Investments, LLC, 2501 Expedition Court, Sioux City, Iowa 51111, (herein referred to as "Seller"), with respect to the following Aircraft and Engines (collectively, the "Aircraft") as represented per Exhibit A. attached hereto.

        MANUFACTURER                               Cessna Aircraft Company
        MODEL                                      Citation VI
        SERIAL NUMBER.                             650-0232
        REGISTRATION NUMBER                        N711LV
        ENGINES SERIAL NUMBERS                     P-108115 / P-108128

NOW, THEREFORE, in consideration of the mutual covenants hereafter contained, the parties hereto agree as follows:

1. Seller hereby agrees to sell, assign, transfer and deliver to Purchaser and Purchaser hereby agrees to purchase from the Seller, under and pursuant to the terms and conditions hereafter set forth, the above referenced Aircraft.

2. The Purchase Price is agreed upon by the parties to be Four Million Eight Hundred Thousand US Dollars ($4,800,000.00USD).

3. The Purchaser has remitted a refundable deposit in the amount of $100,000.00 USD, (One Hundred Thousand U. S. Dollars), to Insured Aircraft Title Service (herein after referred to as "IATS") at 4848 Southwest 36th Street, Oklahoma City, OK, 73179, Attn: Mr. Kirk Woford,
        (800)654-4882, as Escrow Agent.

4. This Agreement is subject to a Test Flight and Prepurchase Inspection, to be performed at Duncan Aviation, Lincoln, NE, to start on or about September 21, 2004. Seller at its expense will deliver the Aircraft to Duncan Aviation, Lincoln, NE. The Prepurchase Inspection shall be at Purchaser's sole expense, and shall be comprised of an industry standard Pre-purchase Inspection, including but not limited to engine boroscope, windshield thickness check, under potty area check for corrosion, fuel leak check, pressurization check, etc. All such inspections are hereby approved by the Seller. Acceptance or rejection of the Aircraft shall be at the sole discretion of the Purchaser. Purchaser shall advise both Seller and Escrow Agent of the results of the Prepurchase Inspection within 24 hours after its completion. The Prepurchase Inspection facility shall provide Purchaser with a list of discrepancies noted. The Purchaser and its representative reserve the right to perform a Post Prepurchase Inspection Test Flight (PPITF) if the Prepurchase Inspection Facility determines that a discrepancy or multiple discrepancies noted during the Prepurchase Inspection warrant that a PPITF be performed. If the PPITF is performed, it is not to exceed two hours in duration, and the cost of the fuel and MSP expenses are to be paid by the Purchaser. Aircraft shall remain in the care and custody and be flown by the Seller's pilot (as PIC) during the PPITF. Purchaser and Seller shall execute Exhibit B, Notification of Results of Aircraft Prepurchase Inspection, on the later of (i) within 24 hours following the completion of the Prepurchase Inspection and (ii) October 1, 2004.

               (a) Rejection. Upon receipt of notification from Purchaser that the Prepurchase Inspection has been completed and that the Aircraft has been rejected, Seller shall cause the Escrow Agent to immediately refund, in full, the deposit to Purchaser (minus fuel and MSP expense incurred by Seller to return the aircraft to its base airport in Sioux City, IA), and this Agreement will be terminated.

               (b) Acceptance. Upon receipt by the Escrow Agent of notification from Purchaser that the Prepurchase Inspection has been completed and that the Aircraft has been accepted, subject to Seller at its expense repairing the discrepancies noted, Purchaser and Seller shall execute Exhibit B, Aircraft Acceptance/Rejection Form, the deposit will become non refundable, except as provided herein, and should Purchaser thereafter fail to complete the purchase, unless such failure is the result of Seller's failure to perform or the breach of Seller's obligations or warranties, the Seller shall be entitled to receive the escrow deposit as its sole and exclusive remedy as liquidated damages in satisfaction of any and all claims and in lieu of any other damages or remedies. The aggregate cost of correcting the discrepancies set forth in Exhibit B shall reduce the Purchase Price by the amount of such cost.

5. The Purchaser and its representative shall be permitted to perform a Post Prepurchase Inspection Test Flight, if required, as per Paragraph 4 above, not to exceed two hours in duration, upon the conclusion of the Prepurchase Inspection and the repair of noted discrepancies, to determine that the Aircraft conforms to the delivery requirements per Paragraph 6 below. Seller shall correct, at Seller's sole expense, any airworthiness discrepancies which may be noted during the PPITF prior to closing and delivery to Purchaser. The cost of the fuel and MSP expenses are to be paid by the Purchaser. Aircraft shall remain in the care and custody and be flown by the Seller's pilot (as PIC) during the PPITF. SIC must meet open pilot warranty of Sellers Insurance Co.

6. The Aircraft will be delivered free and clear of all security interests, liens or encumbrances of any nature whatsoever to Purchaser in Lincoln, Nebraska, with a US FAA Certificate of Airworthiness, in an airworthy condition, with: all systems operating normally and meeting manufacturers specifications; no damage history or corrosion history which requires or has required a repair that has entailed the completion of an FAA Form 337; 8110-3, or Cessna Engineering Repair Order through delivery, all Airworthiness Directives and Mandatory Service Bulletins complied with, complete, continuous, up-to-date set of original aircraft and engine logbooks; loose equipment; a paid in full and transferable MSP engine program; and fully in compliance with current maintenance and inspection requirements per the US Federal Aviation Administration (FAA) and the Manufacturers approved maintenance program with all required time and calendar actions completed through closing without deferment or extension, or increased frequency of any inspections, whether cycles, calendar, or hours; and recommendations thereof.

7. The Closing and Delivery shall be set to occur no later than 2 business days after the Aircraft has been returned to service as per this agreement, and the Purchaser has conducted the PPITF, if required, as per Paragraph 4 above. Prior to Closing, Seller will forward to IATS all document(s) necessary or required to convey a clear, free and marketable title to the "Aircraft", to include but not be limited to a Bill of Sale, FAA Form 8050-2, Warranty Bill of Sale (as per Exhibit C), and applicable Lien Release(s), the Purchaser will make, through escrow, a final payment in full for the Aircraft in the amount of $4,700,000.00 US. Dollars. Delivery shall take place as evidenced by executing Appendix 1, Aircraft Delivery Receipt, and being sent via facsimile to IATS, IATS will then proceed to simultaneously file the Bill of Sale and Lien release with the FAA Registry on behalf of Purchaser, and wire transfer the Purchase Price to Seller, per their written instructions, and send Purchaser via overnight mail the Warranty Bill of Sale.

8. With Seller's full and complete compliance with the terms and conditions contained herein and with written notification that the Aircraft is ready for delivery, should the Purchaser fail to close for any reason other than provided for herein, then, Seller may retain the deposit of $100,000.00, as its sole and exclusive remedy as liquidated damages in satisfaction of any and all claims and in lieu of any other damages or remedies. If Seller fails to provide the Aircraft pursuant to the terms and conditions herein and not close for any reason, Seller shall immediately refund the deposit to Purchaser, and reimburse Purchaser the cost of the Prepurchase Inspection.

9. Seller shall not disclose the price or terms of this AGREEMENT to third parties except as required to complete the purchase, or as may be required by law.

10. Risk of loss, damage, or destruction of the Aircraft shall pass from Seller to Purchaser upon Delivery and Closing of the sale of the Aircraft.

11. Seller represents and warrants that it is the sole owner of the Aircraft, that it has good and merchantable title to the Aircraft, and that the Aircraft upon delivery will be free and clear of all security interests, liens, claims, and encumbrances whatsoever. Seller further represents and warrants that it has no knowledge of any defect or deficiency with respect to the Aircraft and that all records maintained with respect thereto are true, accurate and complete.

12. EXCEPT FOR THE WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN, "SELLER" MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE REGARDING THE "AIRCRAFT" OR RECORDS, WHICH ARE DELIVERED HEREUNDER IN AN "AS IS, WHERE IS" CONDITION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, "SELLER" DISCLAIMS ALL OTHER WARRANTIES, GUARANTEES OR LIABILITIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, SUCH AS THE CONDITION OF THE "AIRCRAFT" OR RECORDS AIRWORTHINESS, DESIGN, QUALITY OF WORKMANSHIP OR MATERIALS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

13. Seller shall not be liable for any failure to perform under this agreement due to force majeure which shall include accidents, acts of God, fire, explosion, riot, looting, civil commotion, failure of machinery or plant, shortages of materials, restrictions by government or any competent authority or any other similar circumstances of whatsoever kind and howsoever caused beyond control of Seller. If, due to force majeure, Seller is unable to deliver the Aircraft as provided herein, IATS shall return the deposit, in which event this agreement shall terminate and be of no further force and effect.

14. Seller and Purchaser each represent and warrant to the other that they have taken no action which would obligate the other party to a valid claim for a broker's fee in connection with this transaction and each party agrees to indemnify and forever hold the other harmless from and against any claims for brokers' compensations, fees, or commissions arising out of the indemnifying party's actions. Seller has engaged Jeteffect, Inc. as its broker in this transaction and Seller is solely responsible for fees and commissions charged by such broker. Purchaser has engaged Duncan Aviation, Inc. as its broker in this transaction and Purchaser is solely responsible for fees and commissions charged by such broker.

15. To the extent that any manufacturer's warranties, express or implied, are still in effect with respect to the Aircraft (other than warranties which by their terms are unassignable or which would be extinguished by their assignment), Seller hereby assigns such warranties to the Purchaser at the time of delivery.

16. Purchaser shall pay, and shall indemnify and hold the Seller harmless from all sales, use, property, ad valorem, value added, or other similar taxes, fees, or other charges of any nature (excluding taxes on net or gross income or gain realized by the Seller) together with any penalties, fines, or interest thereon which may be assessed or levied by the U.S. Government or other U.S. taxing authority as a result of the Purchaser's acquiring the Aircraft. Seller shall be responsible for any taxes, fees, or charges assessed against the aircraft prior to delivery and shall indemnify and hold Purchaser harmless from these taxes.

17. Seller agrees to sign and deliver to Purchaser at Closing a Nebraska Resale or Exempt Certificate Form 13 to be filed with the Nebraska State Department of Revenue and any other document reasonably requested by Purchaser in order to exempt this transaction from Nebraska sales tax. This provision shall not affect Purchaser's responsibilities under
        Section 16 hereof. 18. Seller and Purchaser shall split 50/50 all escrow fees associated with this transaction.

19. This AGREEMENT sets forth the entire contract between the parties and supersedes all previous communications, representations, or agreements, whether oral or written, between the parties with respect to the sale and purchase of the Aircraft.

20. This AGREEMENT may be amended only by a written instrument executed by both parties.

21. Seller and Purchaser each warrant to the other that the execution, delivery, and performance of this AGREEMENT has been authorized and approved by all required corporate action, and the parties executing this document warrant their authority to so bind the respective parties.

22. This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed an original and shall be effective when executed by both parties.

23. This contract shall be deemed to have been made, executed under and governed by the law of the State of Nebraska, USA.

24. Seller and/or Purchaser may structure the transaction herein contemplated as the receipt of replacement property pursuant to a like-kind exchange under the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the "Regulations"). It is expressly acknowledged that Seller and/or Purchaser may assign its rights in this AGREEMENT to a qualified intermediary as defined in the Regulations ("Qualified Intermediary") and at Closing, at the request of Purchaser or the Qualified Intermediary, Seller will transfer title to the Aircraft to Purchaser, the Qualified Intermediary or to an "Exchange Accommodation Titleholder" as defined in Revenue Procedure 2000-37, 2000-2 C.B. 38. Any assignment of this AGREEMENT shall be in writing and notification of the assignment shall be given to Seller and/or Purchaser in writing at or before Closing. Seller and/or Purchaser will cooperate with Seller and/or Purchaser if requested by Seller and/or Purchaser to structure the transaction in such manner, and will execute any documents that Seller and/or Purchaser may be reasonably requested to sign that are consistent with this AGREEMENT, provided Seller and/or Purchaser incurs no additional cost or expense and is held harmless against any liability arising because of the intended like-kind exchange or any challenge to or failure of this transaction to qualify for such treatment. The conclusion of such like-kind exchange shall not be a condition precedent to the conclusion of this AGREEMENT, the acceptance of the Aircraft or payment for the Aircraft.

IN WITNESS WHEREOF, the parties hereto have executed this AIRCRAFT SALES AGREEMENT by their duly authorized representative, the day and year first above written.

Nelnet Corporate Services, Inc.               Mobek Investments, LLC.

By:  /s/ Terry J. Heimes                      By:  /s/ Greg Deman
   --------------------------                 -----------------------------
   Chief Financial Officer
   --------------------------                 -----------------------------
Name and Title                                 Name and Title

Union Financial Services, Inc.

By:  /s/ Michael S. Dunlap
     -----------------------

-----------------------
Name and Title

                                   EXHIBIT A.
                                1993 CITATION VI

                  SERIAL NUMBER: 650-0232 REGISTRATION: N711LV

AIRFRAME & ENGINES

AIRFRAME TOTAL TIME: 3300 HOURS
LANDINGS: 2300
ENG MODEL: TFE-731-3C-100S ON MSP
APU: SUNDSTRAND PATS INSTALLATION
RVSM CERTIFIED



AVIONICS

F/DIR: HONEYWELL SPZ 650                    COMPASS: DUAL HONEYWELL C-14D
EFIS: FIVE TUBE 5"x5" W/MFD                 RMI: DUAL COLLINS RMI 36
AUTOPILOT: HONEYWELL SPZ 650                RADIO ALT: COLLINS ALT 55B
COMMS: DUAL COLLINS PROLINE VHF 22B RADAR: SPERRY PRIMUS 650
NAVS: DUAL COLLINS PROLINE VIR 32A          FMS: DUAL GLOBAL GNS-XLS
ADF: DUAL COLLINS PROLINE ADF 462           CVR: SUNDSTRAND 557
DME: DUAL COLLINS PROLINE DME 42            COLLINS PROLINE TDR 94D
HF: KING KHF 950                            TCAS-II
ALTIMETER: HONEYWELL SPZ 650                HONEYWELL SAT/TAS/TAT SYSTEM

INTERIOR: New 9/1/2000- interior is fireblocked. Tan leather AMP seats w/corporate tailoring, storage drawers and seat back pockets. Cabinetry is in a light Burlwood and the carpet is a tan cut pile. Six individual passenger seats in a center club configuration and forward R/H two-place couch for eight passenger seating. RH, forward, 16.5" closet, two executive and two slim-line tables, special LH forward refreshment center. Special aft vanity with closet, toilet and dividers with sliding doors. Auxiliary passenger seat with (belted toilet), for ninth passenger.

EXTERIOR:   New 9/1/2000- overall snow white with black/gold/grape stripes.

NOTES: Phase 5 completed February 2003, Sundstrand APU (PAT's installation), B&D cabin display, fuel quantity totalizer, dual 40 amp batteries, 76 cubic ft. oxygen system, EROS oxygen masks, RVSM compliant, CESSNA Pro Parts.



           ALL SPECIFICATIONS SUBJECT TO VERIFICATION UPON INSPECTION
            AIRCRAFT SUBJECT TO PRIOR SALE, OR WITHDRAWAL FROM MARKET

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                                    EXHIBIT B
           NOTIFICATION OF RESULTS OF AIRCRAFT PREPURCHASE INSPECTION

Pursuant to the provisions of the Aircraft Sales Agreement dated October 1, 2004 (the "Agreement"), between Mobek Investments, LLC ("Seller"), Union Financial Services, Inc. and Nelnet Corporate Services, Inc. (collectively, the "Purchaser"), Seller is hereby notified that Purchaser has performed its pre-purchase inspection of Cessna Citation VI s/n 650-0232 (N711LV), at Duncan Aviation, Inc., Lincoln, NE, and has (initial whichever box is applicable):

        [ ] REJECTED THE AIRCRAFT. Upon Escrow Agent's receipt from Purchaser of this Exhibit B, Escrow Agent shall immediately refund to Purchaser the full amount of the deposit, (minus the fuel and MSP expense incurred by Seller to return Aircraft back to Sioux City, IA.) The Agreement is terminated.

        [ ] ACCEPTED THE AIRCRAFT. Escrow Agent will be notified and Purchaser's deposit from this point on is to be held on a non-refundable basis, unless Seller fails to perform or Seller breaches its obligations or warranties.

        [ ]    ACCEPTED THE AIRCRAFT, SUBJECT TO SELLER'S AGREEMENT TO
               CORRECT THE AIRWORTHINESS DISCREPANCIES LISTED BELOW. Upon Seller executing below, agreeing to repair the airworthiness discrepancies listed below, Purchaser will notify Escrow Agent and Purchaser's deposit from this point on is to be held on a non-refundable basis, unless Seller fails to perform or Seller breaches its obligations or warranties.

               List of Discrepancies to be Corrected:
               (1)__(See List Attached)_________________

Dated:___________   Nelnet Corporate Services, Inc.   Union Financial Services,
Inc.

                    ______________________________    __________________________

                    ______________________________    __________________________

                           Name & Title                      Name & Title

Seller hereby agrees to the conditions set forth above and agrees to correct the airworthiness discrepancies listed herein, at Seller's expense.

Dated:_______________                       Mobek Investments, LLC

                                             __________________________

                                             __________________________
                                                   Name & Title

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                                    Exhibit C


                              WARRANTY BILL OF SALE



        KNOW ALL MEN BY THESE PRESENTS:

That Mobek Investments, LLC. ("SELLER"), in consideration of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration paid to it by Nelnet Corporate Services, Inc. and Union Financial Services, Inc. (collectively, the "Purchaser"), the receipt of which is hereby acknowledged, hereby sells, grants, transfers and delivers to Purchaser, its successors and assigns all of SELLER's right, title and interest in and to the airframe described as Cessna Citation VI Serial Number 650-0232, together with the engines installed thereon, described as Honeywell TFE-731-3C-100S, Serial Numbers P-1081158 and P-108128, together also with all equipment, components, appliances, parts, instruments, avionics, appurtenances, accessories, furnishings and other equipment of whatever nature installed in or attached to the airframe or the engines ("Components"), together also with all loose equipment and documents in the airframe and spare parts associated with the airframe, engines or components, together with all repair or maintenance agreements or programs relating to the airframe, engines or components, all pursuant to that Aircraft Purchase Agreement dated as of October 1, 2004 (collectively, the "Aircraft").

        That SELLER hereby warrants to PURCHASER, its successors and assigns that it is the holder of title to the Aircraft and has the right to sell the same as aforesaid and that this Bill of Sale conveys to PURCHASER good and marketable title to the Aircraft, free and clear of all security interests, liens, claims, charges and encumbrances of any nature whatsoever, and that SELLER will warrant and defend such title forever against all claims and demands whatsoever.

        That SELLER agrees and acknowledges that the terms and conditions of this Bill of Sale shall survive the delivery of the Aircraft and the delivery and recording of this or any Federal Aviation Administration Bill of Sale.

        IN WITNESS WHEREOF, SELLER has caused this Warranty Bill of Sale to be signed by its duly authorized officer this ________ day of ______________________, 2004.



                                    Mobek Investments, LLC


                                    By:____________________________

                                    Its:____________________________

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                                   Appendix 1

                            AIRCRAFT DELIVERY RECEIPT



Acknowledgment is made that the following Aircraft:

        MANUFACTURER                        Cessna Aircraft Company
        MODEL                               Citation VI
        SERIAL NUMBER.                      650-0232
        REGISTRATION NUMBER                 N711LV
        ENGINES SERIAL NUMBERS              Honeywell (P-108115 / P-108128)


is hereby delivered to Purchaser at: Lincoln, NE this _____ day of ________, 2004 and that the Aircraft fully meets the terms and conditions of the AIRCRAFT SALES AGREEMENT dated, October 1, 2004, and fully complies with the representations therein.

Seller has delivered said Aircraft to Purchaser this date and has collected no State or Local Taxes. Purchaser is solely responsible for any present or future taxes or duties that may be levied on Purchaser in connection with the sale of said "Aircraft".



Nelnet Corporate Services, Inc.                Mobek Investments, LLC



-----------------------------                  -----------------------------

-----------------------------                  -----------------------------
Name and Title                                 Name and Title



Union Financial Services, Inc.



By:
   --------------------------

-----------------------------
Name and Title

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                      ADDENDUM TO AIRCRAFT SALES AGREEMENT


Mobek Investment, LLC, ("Seller"), and Nelnet Corporate Services, Inc. and Union Financial Services, Inc. ("Purchaser") hereby agree that Purchaser has per the Aircraft Purchase Agreement signed by Seller on September 29, 2004, and signed by Purchaser on September 29, 2004, had Duncan Aviation, Inc., Lincoln, NE, perform a Pre-Purchase Inspection of the Aircraft (Cessna Aircraft Company, Cessna Citation VI s/n 650-0232, N711LV), and the Pre-Purchase Inspection has been completed.

Purchaser hereby agrees to waive the Seller agreeing to repair at Seller's expense the Airworthy Discrepancies noted during the Prepurchase Inspection agreed upon in Exhibit B in exchange for a reduction in the Purchase Price of the Aircraft by the amount of $21,000.00 ($21,000 Thousand U.S. Dollars). The Purchase Price now being $4,779,000.00 (Four Million Seven Hundred Seventy Nine Thousand U. S. Dollars). All other terms and conditions to both Purchaser and Seller shall still be in effect.


Purchaser:                                  Seller:
Nelnet Corporate Services, Inc.                    Mobek Investments, LLC


By: /s/ Terry J. Heimes                     By: /s/ Greg Deman
   ----------------------------                 ---------------------------


Union Financial Services, Inc.


By: /s/ Michael S. Dunlap
    --------------------------

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